This Amendment No. 1, dated as of August 1, 1985, between MAINE YANKEE
ATOMIC POWER COMPANY ("Maine Yankee"), a Maine corporation, and THE CONNECTICUT LIGHT AND POWER COMPANY (the "Sponsor"), amending the Capital Funds Agreement, dated as of May 20, 1968, between said parties.

     WHEREAS, Maine Yankee and the Sponsor are parties to the Capital Funds Agreement which was executed concurrently with a Power Contract between the same parties providing for the sale of power by Maine Yankee to the Sponsor for a term of 30 years which ends on January 1, 2003 and Maine Yankee has comparable agreements with its other sponsors; and


     WHEREAS, Maine Yankee and the Sponsor have entered into an Additional Power Contract, dated as of February 1, 1984, which continues the provisions of said Power Contract until the expiration of Maine Yankee's operating license and completion of decommissioning of Maine Yankee's plant and Maine Yankee has comparable agreements with its other sponsors; and

     WHEREAS, Maine Yankee is concurrently entering into an amendment similar to this with each of its other sponsors.

     NOW, THEREFORE, it is agreed that

     1. Section 2 of the Capital Funds Agreement is hereby amended by deleting the date "December 31, 2003" and inserting in lieu thereof the date "October 21, 2008".

     2. Section 5 of the Capital Funds Agreement is hereby amended by changing the period at the end of the first sentence thereof to a semicolon and inserting the following clause:
          "(vi) to provide moneys for funding the Maine Yankee Spent Fuel Disposal Trust established pursuant to Chapter 508 of the Public Laws of 1985 of Maine."

     3. This Amendment No. 1 shall become effective upon receipt by the Sponsor of notice that Maine Yankee has entered into a substantially identical agreement with each of the other sponsors with respect to their respective Capital Funds Agreements.

     IN WITNESS WHEREOF, the parties have executed this amendment by their respective officers thereunto duly authorized as of the date first above written.


                                   MAINE YANKEE ATOMIC POWER COMPANY


                                   By
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